Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of HUTCHMED (China) Limited of our report dated February 28, 2024 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in HUTCHMED (China) Limited’s Annual Report on Form 20-F for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP
Shenzhen, the People’s Republic of China
June 28, 2024